EXHIBIT 10.28

FIRST AMENDMENT TO
WYNDCREST DD HOLDINGS, INC.
2006 GENERAL COMMON STOCK EQUITY PLAN

The Wyndcrest DD Holdings, Inc. 2006 General Common Stock Equity Plan (the “Plan”) is hereby amended, as of March 27, 2008, as set forth below:

1. Effective as of the date hereof, Section 2 of the Plan shall be replaced in its entirety as follows:

“2. Shares Subject to this Plan

Subject to adjustment under Section 8.2, the maximum number of aggregate Shares that may be issued under this Plan is:

(a) 16,297,170,

(b) plus an annual increase to be added on the first day of each fiscal year equal to the lesser of (i) 2,000,000 Shares, (ii) 3.0% of the Shares outstanding on such date, or (iii) a lesser amount determined by the Board;

provided, however, that at no time shall the total number of Shares issuable upon exercise of all outstanding Options and the total number of Shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and the exclusions set forth in either of (i) Section 260.140.45 of the California Code of Regulations or (ii) subparagraph (d) of Rule 701 promulgated under the Securities Act, based on the Shares which are outstanding at the time the calculation is made. To the extent an Option later terminates or expires without having been exercised, or is surrendered pursuant to an Option Exchange Program, the remaining number of Shares available for issuance under this Plan shall be increased by the same amount. If Shares issued pursuant to a Restricted Stock Award are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.”

2. Except as amended hereby, the Plan shall remain unmodified and in full force and effect.

(signature page follows)

IN WITNESS WHEREOF, this First Amendment to Wyndcrest DD Holdings, Inc. 2006 General Common Stock Equity Plan has been executed as of the day and year first above written.

DIGITAL DOMAIN

By:	/s/ Mark Miller
Name: Mark Miller Title: President and Chief Executive Officer